Exhibit 10.9
         Form of Non-Management Directors' Compensation and Option Plan

                          ESG Re Limited Non-Management
                     Directors' Compensation and Option Plan
                             Stock Option Agreement

      STOCK OPTION AGREEMENT, dated as of December 12, 1997, between ESG Re Limited (the "Company"), and [Optionee] (the "Optionee"), a non-employee director of the Company.

      The ESG Re Limited Non-Management Directors' Compensation and Option Plan (the "Plan") provides for awards of options to directors of the Company who are not full time employees of the Company and for such awards to be evidenced by an individual agreement ("Agreement") with such terms and provisions not inconsistent with the Plan as the Board of Directors (the "Board") shall provide. Capitalized terms defined in the Plan and not otherwise defined herein shall have the meaning given such terms in the Plan.

      In consideration of the foregoing and of the mutual undertakings set forth in this Agreement, the Company and the Optionee agree as follows:

      SECTION 1. Grant of Option.

      In accordance with Section 6 of the Plan, the Company hereby grants to the Optionee an option (the "Option") to purchase a total of ___________ shares of Common Stock, at an exercise price equal to $20.00 per share, on the terms and conditions provided in the Plan and in this Agreement. The Company urges you to consult with your own advisor as to the tax and other consequences of the Option.

      SECTION 2. Vesting and Exercisability.

      2.1 The Option shall be 100% vested and exercisable the date of grant.

      2.2 The Option may at any time and from time to time be exercised in whole or in part for the shares of Common Stock subject thereto, within the limitations on exercisability set forth herein.

      2.3 Unless terminated earlier, the unexercised portion of the Option shall automatically and without notice terminate and become null and void on the expiration of 10 years from the date on which such Option was granted.

      SECTION 3. Method of Exercise.

      3.1 An Option granted under the Plan shall be deemed exercised when the person entitled to exercise the option:

            (i) delivers written notice to the Company, in the form attached as Exhibit A hereto, at its principal business office, directed to the attention of the Chairman of the Board, of the decision to exercise; and
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            (ii) concurrently tenders to the Company full payment for the shares to be purchased pursuant to such exercise.

      3.2 Payment for shares with respect to which an Option is exercised may be made in any combination of the following: (i) by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Board); (ii) with the consent of the Board in its sole discretion, by personal check (subject to collection) and which may in the Board's discretion be deemed conditional; and (iii) by delivery of previously-acquired shares of Common Stock owned by the grantee for at least six months (or such longer or shorter period as the Board of Directors may prescribe) having a fair market value (determined as of the option exercise date) equal to the portion of the option exercise price being paid thereby. In addition, subject to such rules as may be established by the Board, payment may be deemed to be satisfied by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of Common Stock acquired upon exercise to pay for all of the Common Stock acquired upon exercise and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be made at the Optionee's direction at the time of exercise.

      3.3 Options shall be granted to permit a Participant to reacquire any Shares such Participant delivered to the Company as payment of the exercise price in connection with the exercise of the Option hereunder or to reacquire any Shares retained by the Company to satisfy the Participant's withholding obligation in connection with the exercise of the Option hereunder (a "Reload Option"). The terms of such Option shall be identical in all material respects to the terms of this Option, provided, however, that the exercise price for each Share granted under the Reload Option shall be the Fair Market Value of a Share at the time such Reload Option is granted.

      SECTION 4. Transferability.

            (i) Subject to subsection (ii) below, each Option shall be exercisable only by the Optionee during the Optionee's lifetime, or, if permissible under applicable law, by the Optionee's legal guardian or representative. No Option may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by an Optionee otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

            (ii) Notwithstanding the foregoing, the Option may be transferred by the Optionee without consideration, subject to such rules as the Board may adopt to preserve the purposes of the Plan, to:

            (A) the Optionee's spouse, children or grandchildren (including adopted and stepchildren and grandchildren) (collectively, the "Immediate Family");

            (B) a trust solely for the benefit of the Optionee and his or her Immediate Family; or

            (C) a partnership, corporation or limited liability company whose only partners, shareholders or members are the Optionee and his or her Immediate Family members;

      (each transferee described in clauses (A), (B) and (C) above is hereinafter referred to as a "Permitted


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

      Transferee"); provided that the Optionee gives the Board advance written notice describing the terms and conditions of the proposed transfer and the Board notifies the grantee in writing that such a transfer would comply with the requirements of the Plan and this Agreement.

      The terms of the transferred option shall apply to the Permitted Transferee and any reference in the Plan or this Agreement shall be deemed to refer to the Permitted Transferee, except that (a) Permitted Transferees shall not be entitled to transfer the Option, other than by will or the laws of descent and distribution; (b) Permitted Transferees shall not be entitled to exercise the transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares to be acquired pursuant to the exercise of such Option if the Board determines that such a registration statement is necessary or appropriate, and (c) the Board or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Optionee under the Plan or this Agreement or otherwise.

      SECTION 5. Right of Discharge Reserved.

      Nothing in the Plan or this Agreement shall confer upon the Optionee the right to continue in the service of the Company or affect any right that the Company may have to terminate the service of the Optionee.

      SECTION 6. No Stockholder Rights.

      Neither the Optionee nor any person succeeding to the Optionee's rights hereunder shall have any rights as a stockholder with respect to any shares subject to the Option until the date of the issuance of a stock certificate or certificates to him or her for such shares. Except for adjustments made pursuant to section 7 of the Plan, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

      SECTION 7. Plan Provisions to Prevail.

      This Agreement shall be subject to all of the terms and provisions of the Plan, which are incorporated hereby and made a part hereof, including, without limitation, the provisions of section 8 of the Plan (generally relating to withholding tax obligations) and section 7 of the Plan (generally relating to adjustments to the number of shares of Common Stock subject to the Option and the Option price, upon certain changes in capitalization). If there is any inconsistency between any of the provisions of the Agreement and the Plan, the provisions of the Plan shall govern.

      SECTION 8. Optionee's Acknowledgments.

      By entering into this Agreement the Optionee agrees and acknowledges that
(a) the Optionee has received and read a copy of the Plan, and (b) neither the Company nor the Board and its respective shareholders, officers, directors, employees, agents and counsel shall be liable for any action or determination with respect to the Plan or any award thereunder or this Agreement.


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

      SECTION 9. Successors and Assigns.

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent set forth in Section 4, the heirs, personal representatives, conservator and committee of the Optionee.

      SECTION 10. Governing Law.

      THIS AGREEMENT IS SHALL BE GOVERNED BY THE LAWS OF BERMUDA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY THEREIN.

      SECTION 11. Notices.

      All notices and other communications hereunder shall be given in writing, shall be personally delivered against receipt or sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery or of mailing, and if mailed, shall be addressed (a) to the Company, at its principal business office, Attention: Chairman, and (b) to the Optionee, at the Optionee's principal residential address last furnished to the Company. Either party may, by notice, change the address to which notice to such party is to be given.

      SECTION 12. Section Headings.

      The Section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said Sections.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                    ESG Re Limited


                                    By
                                       ----------------------------
                                       Name:
                                       Title:

                                    OPTIONEE:


                                    ----------------------------
                                    Name:


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                                                                       EXHIBIT A

                                 EXERCISE NOTICE
                 [To be executed upon exercise of Stock Option]

ESG Re Limited:

      The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Stock Option Agreement ("Agreement") dated ___________, 1997, for, and to purchase thereunder, ____________ shares of Common Stock, par value $1.00 per share, of ESG Re Limited ("Common Stock"), as provided for in such Agreement, and tenders herewith payment of the exercise price in full in a form permitted under Section 3.2 of the Agreement.

      Payment of the option exercise price is being made in full [Check Applicable Item]:

      ________ in the form of a certified or official bank check or the equivalent thereof acceptable to the Board;

      ________ by delivery to the Company of an assignment of the proceeds from the sale of Common Stock acquired upon exercise and an authorization to the broker or selling agent to pay that amount to the Company;

      ________ if so permitted by the Board, by personal check (subject to collection); or

      ________ by delivery of shares of Common Stock already owned by the undersigned for at least six months prior to such delivery.

      The undersigned agrees and acknowledges that he has received a copy of the current prospectus relating to the issuance of shares under the ESG Re Limited Non-Management Directors' Compensation and Option Plan (the "Plan").

      The undersigned hereby further agrees to be bound by the provisions of the Plan and the Agreement.


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

            Please issue a certificate or certificates for such shares of Common Stock, to me at the address set forth in the Agreement, or in the name of ____________________________ at the address listed below:


(Please Print)

Name of Optionee:____________________________________

Address:_____________________________________________


                             Signature:____________________________

Date:_____________


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